Exhibit 21.



Subsidiaries of First Litchfield Financial Corporation at December 31, 2005:


                                                              Percent
                                                              Owned By
                                                              First Litchfield
                                        Incorporated In       Financial
Subsidiary                              The State of:         Corporation
----------                              -------------         -----------

The First National Bank of              Connecticut           100%
Litchfield

Lincoln Corporation                     Connecticut           100%

Litchfield Mortgage Service             Connecticut           100%
Corporation

First Litchfield Statutory Trust I      Connecticut           100%